UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2026
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Editas Medicine, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street
Cambridge,	Massachusetts	02141
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 401-9000
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On August 5, 2026, Editas Medicine, Inc. (the “Company”) issued a press release announcing financial results for the fiscal quarter ended June 30, 2026 and other business highlights. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in Item 2.02 in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 3, 2026, Elliott Levy, M.D., a member of the Board of Directors (the “Board”) of the Company who was serving as a class I director, resigned from the Board, effective August 4, 2026. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On August 4, 2026, the Board, upon recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Patrick Ellinor, M.D., Ph.D. as an independent director, effective August 6, 2026. Dr. Ellinor has been designated as a class I director to serve in accordance with the Company’s By-Laws.
Dr. Ellinor currently serves as Executive Director of the Heart and Vascular Institute at Mass General Brigham, a role he has held since December 2024. He has also served as an Institute Member and Director of the Cardiovascular Disease Initiative of the Broad Institute of Harvard and MIT since October 2014, as a Professor of Medicine at Harvard Medical School since July 2003, and as the Telemachus and Irene Demoulas Family Foundation Endowed Chair in Cardiology at Massachusetts General Hospital since June 1998. Dr. Ellinor received a B.S. in Biology from the University of Cincinnati and both a Ph.D. in Physiology and an M.D. from Stanford University. He did his medical internship and residency at Brigham and Women’s Hospital in Boston and completed fellowship training in cardiology and cardiac electrophysiology at Massachusetts General Hospital.
In accordance with the Company’s director compensation policy, Dr. Ellinor will receive (i) annual cash compensation of $40,000 as a member of the Board and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof and (ii) an option to purchase 103,400 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of appointment, which option will vest as to one-third of the shares of common stock underlying the option in three equal installments on each anniversary of the date of grant. Dr. Ellinor has entered into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.28 to the Company’s Registration Statement on Form S-1 (File No. 333-208856), filed with the Securities and Exchange Commission on January 4, 2016.
There is no arrangement or understanding between Dr. Ellinor and any other person pursuant to which Dr. Ellinor was selected as a director. In addition, Dr. Ellinor is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on August 5, 2026*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*This exhibit shall be deemed to be furnished and not filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date: August 5, 2026	By:	/s/ Amy Parison
Amy Parison
Chief Financial Officer